Exhibit 23.1


       Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration
Statement of our report dated January 31, 1997 included in Manpower Inc.'s Form 10-K for the year ended
December 31, 1996 and to all references to our Firm included in this Registration Statement.


                              /s/ Arthur Andersen LLP
                              ARTHUR ANDERSEN LLP




Milwaukee, Wisconsin

July 9, 1997